As filed with the Securities and Exchange Commission on May 1, 1997.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          -----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------
                          SECURE COMPUTING CORPORATION
           (Exact name of the Registrant as specified in its charter)
                 Delaware                                   52-1637226
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                                 (612) 628-2700
                (Address and telephone number of the Registrant's
                          principal executive offices)

                          -----------------------------
                                Jeffrey H. Waxman
                Chairman of the Board and Chief Executive Officer
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                                 (612) 628-2700
            (Name, address and telephone number of agent for service)
                                   Copies to:
                               James E. Nicholson
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402

                          -----------------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------- ------------- ---------------------- ----------------------- -----------------
                                        AMOUNT TO      PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
 TITLE OF EACH CLASS FOR SECURITIES         BE        OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
          TO BE REGISTERED              REGISTERED         SHARE(1)                 PRICE                 FEE
-------------------------------------- ------------- ---------------------- ----------------------- -----------------
Common Stock, $.01 par value . . .       148,727            $6.75                $1,003,907              $304
-------------------------------------- ------------- ---------------------- ----------------------- -----------------

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                          -----------------------------
                  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.



                    SUBJECT TO COMPLETION, DATED MAY 1, 1997


                                 148,727 SHARES


                          SECURE COMPUTING CORPORATION


                                  COMMON STOCK


                  This Prospectus relates to shares of Common Stock of Secure Computing Corporation ("the Company") which may be sold by the Selling Stockholders. See "Selling Stockholders." Such shares were issued to the Selling Stockholders in connection with the acquisition of Border Network Technologies Inc. by the Company. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.


                  The Common Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq Stock Market under the symbol "SCUR." On April 29, 1997, the last sale price for the Common Stock, as reported by the Nasdaq Stock Market was $7.00 per share. See "Price Range of Common
Stock and Dividend Policy."


                  The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


               THE DATE OF THIS PROSPECTUS IS ____________ , 1997



                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in and made a part of this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain portions of the Company's definitive Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on May 14, 1997). (File No. 0-27074)

         (b) The Company's definitive Notice and Proxy Statement for the Company's Annual Meeting of Stockholders to be held on May 14, 1997 (File No. 0-27074)

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. (File No. 0-27074)

         (d) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-27074) filed October 27, 1995, (and declared effective on November 16, 1995) under the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

                  All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits not specifically incorporated in such documents). Requests for such copies should be directed to the Chief Financial Officer, Secure Computing Corporation, 2675 Long Lake Road, Roseville, Minnesota 55113 (telephone number 612/628-2700).


                             ADDITIONAL INFORMATION

                  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov. In addition, such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

                  Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement, and exhibits thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information regarding the Company and the shares offered hereby reference is made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                                   THE COMPANY

                  The Company produces and markets security products designed to enable safe, secure and productive use of open networks, including the Internet, in support of critical business activities. Prior to July 1989, when the Company was spun off from Honeywell, Inc., the technical team was part of Honeywell's Systems and Research Center and was engaged in research and the development of computer security technologies under contracts with the United States government. Shortly after the spin-off the Company developed its core security technologies, including its patented "type enforcement" technology ("Type Enforcement"), for the National Security Agency and other government agencies.

                  During 1996, the Company acquired Webster Network Strategies, Inc., a Naples, Florida based developer of web monitoring and filtering software ("Webster"); Border Network Technologies Inc. (now known as Secure Computing Canada, Ltd.), a Toronto based network security software developer ("Border"); and Enigma Logic, Inc., a Concord, California based maker of network authentication software ("Enigma"). These acquisitions brought the Company Internet monitoring, improved identification and authentication and complimentary firewall technologies as well as access to an established global network of distributors and resellers.

                  The Company's executive offices are located at 2675 Long Lake Road, Roseville, Minnesota 55113, and its telephone number is (612) 628-2700.

                                  RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS.

RECENT ACQUISITIONS

         The Company acquired Webster, Border and Enigma in 1996 and is in the process of integrating their operations, product technology and personnel with the Company's business. The integration of Webster, Border and Enigma with the operations of the Company and the continued support and enhancement of the product lines of those companies will require significant commitments of management, financial and marketing and sales resources. There can be no assurance that such integration will be successful. Although the Company has attempted to identify all potential liabilities relating to these acquisitions, no assurance can be given that unknown material liabilities relating to the business of Webster, Border or Enigma, including the obligations assumed, will not surface. If any such unknown material liabilities are discovered, the impact of such liabilities could have a material adverse effect on the Company's business condition and financial results of operations.

TRANSITION TO COMMERCIAL PRODUCT VENDOR

        The Company's principal business historically has been contract research and development for United States government agencies, which has accounted for substantially all of the Company's revenue. Since late 1995, the Company has been in the process of transitioning to a commercial product vendor. This transition will continue to require the Company to significantly expand its non-contract research and development, to regularly introduce new products and add features to existing products, to enhance its domestic and international sales force and to establish additional distribution channels. In addition, the Company must adapt to the demands of an emerging and rapidly changing commercial market, intense competition and changing technology and industry standards. There can be no assurance that the Company can make this transition successfully or that the Company will be able to penetrate the commercial markets in a manner sufficient to assure its success in the future. The Company believes it is likely that, as a result of its transition from contract research and development to a commercial product vendor, its historical financial performance will not be indicative of future performance.

UNCERTAINTY OF ACCEPTANCE OF COMMERCIAL PRODUCTS

        The timing and degree of success of the Company depends on the timely adoption of its current and future products by users in the commercial market. Sales of such commercial products depend on a number of factors, including the influence of market competition. There can be no assurance that these products will continue to be accepted in the network security market, and that competition, technological change or other factors will not have a material adverse effect on the Company's business, operating results and financial condition. Commercially available competitive products currently exist which have comparable or more favorable price characteristics and which may be perceived to have comparable performance characteristics, and the Company anticipates the introduction of additional competitive products, particularly if the demand for network security products increases. This competition may reduce future market acceptance for the Company's products. The lifecycle of the Company's products is difficult to estimate due in large measure to the recent emergence of the market for network security products, the effect of new products, applications or product enhancements, technological changes in the network security market and future competition. The Company's future financial performance will depend in part on the successful development, introduction and market acceptance of current and future products, applications and product enhancements based on its current products. There can be no assurance that the Company will continue to be successful in marketing its current products or any future products, applications or product enhancements. Any significant delay in the introduction of the Company's future products to commercial markets in the United States and internationally would have a material adverse effect on the Company's business, financial condition and results of operations.

        In November 1994, the Company established a Sidewinder test site accessible from the global Internet and issued a public challenge to the Internet community to attempt to breach Sidewinder's type-enforcement security features. A well-publicized actual or perceived breach of Sidewinder security, or an actual or perceived breach of security of one of the Company's customer's computer networks, regardless of whether such breach is attributable to the Company's products, could adversely affect the market's perception of the Company and the Company's business, financial condition and results of operations.

COMPETITION

        The market for network security products and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's principal current competitors include Advanced Network & Services, Inc. (which is owned by America Online, Inc.), CheckPoint Software, Inc., Raptor Systems, Inc., Sun Microsystems, Inc., Trusted Information Systems Inc., Security Dynamics, Inc., Digital Pathways Inc., CKS Group, Inc., Blockade, Leemah DataCom Security Corporation, Racal-Guardata, Inc., and Cyberguard, Inc. Several other companies offering other network products could enter the security market at any time. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than can the Company. Competition could increase if new companies enter the market or if existing competitors expand their product lines. An increase in competition could result in price reductions and loss of market share. Such competition and any resulting reduction in gross margins could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's competitors will not develop network security products that may be more effective than the Company's current or future products or that the Company's technologies and products would not be rendered obsolete by such developments. Competitors may also employ litigation or the threat of litigation relating to patents and other intellectual property to gain a competitive advantage.

UNPREDICTABILITY OF OPERATING RESULTS

        The Company is currently unprofitable. Historically, a significant portion of the Company's revenue has been derived from contracts with departments and agencies of the U.S. government and other government contractors, and the Company expects to continue to rely on such contracts and product sales to U.S. government agencies for a substantial majority of the Company's revenues in the immediate future. Government contracts are awarded infrequently, normally provide for reimbursement of cost plus a fee, and are cancelable for the government's convenience. As a result, the timing of the contract awards, the availability of funding and unexpected increases in the costs of performance all can materially and adversely impact the Company's business, financial condition and results of operations in any period or from period to period. As the Company makes the transition from its contract research and development business to commercial product sales, its results of operations will become increasingly likely to vary and fluctuate significantly from quarter to quarter as a result of numerous factors, including market acceptance of the Company's products, the timing of orders and shipments of such products, new product introductions, or the introduction or the announcement of competitive products. The Company's current expense levels are based in part on its expectations of future revenue and, as a result, net income for a given period could be disproportionately affected by any reduction in revenue. There can be no assurance that the Company will be able to achieve significant revenues from sales of commercial products in the future or that the level of revenues in the future will not decrease from past levels. In past quarters, the Company's net revenues and operating results have been below the expectations of stock market securities analysts and investors and there can be no assurance that in some future quarter net revenues or operating results will not be below such expectations. In such event, the price of the Company's Common Stock would likely be materially and adversely affected.

RISK ASSOCIATED WITH THE NETWORK SECURITY MARKET

        The market for the Company's products is only beginning to emerge. The rapid development of enterprise-wide and internetwork computing has increased the ability of users to access proprietary information and resources and has in recent years increased demand for computer and network security products. Declines in demand for the Company's products, whether as a result of competition, technological change, the public's perception of the need for security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on the Company's financial condition or results of operations.

DEPENDENCE ON THE INTERNET

Although some sales of the Company's products will depend upon growth of private networks using Transmission Control Protocol/Internet Protocol ("TCP/IP"), early sales of the Company's current products will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products. Because global commerce and the exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results and financial condition will be materially and adversely affected.

SALES AND DISTRIBUTION RISKS

        The Company recently has added substantially to its internal sales and marketing staff through the acquisitions of Border and Enigma and through internal growth prior to such acquisitions in order to increase its direct sales effort. Moreover, the Company intends to continue expanding its sales and marketing force. There can be no assurance that the sales and marketing forces of Secure, Border and Enigma will be integrated successfully, can be further expanded, that the cost of such expansion will not exceed the revenues generated, or that the Company's sales and marketing organization will successfully compete against the more extensive and well-funded sales and marketing operations of many of the Company's current and future competitors. The Company recently has developed reseller channels in North America. There can be no assurance that its resellers will be able to market the Company's products effectively and will be qualified to provide timely and cost-effective customer support and service. The Company anticipates that it will ship products to distributors and resellers on a purchase-order basis, and the Company's distributors and resellers will be likely to carry competing product lines. Therefore, there can be no assurance that any distributor or reseller will continue to represent the Company's products. The inability to recruit, or the loss of, important sales personnel, distributors or resellers could materially adversely affect the Company's business, financial condition and results of operations in the future.

NEED TO ESTABLISH COLLABORATIVE MARKETING RELATIONSHIPS

        A significant business strategy of the Company is to enter into strategic marketing alliances or other similar collaborative relationships. There can be no assurance that the Company's existing or contemplated collaborative relationships will be commercially successful, that the Company will be able to negotiate additional collaborative relationships, that such additional collaborations will be available to the Company on acceptable terms or that any such relationships, if established, will be commercially successful. The potential increased revenues from such relationships may be reduced by requirements to provide volume price discounts and other allowances, and significant costs incurred in customizing the Company's products. Although the Company does not intend that such relationships be exclusive, the Company may be required to enter into an exclusive relationship or forego a significant sales opportunity. To the extent the Company is dependent on the performance of certain actions by such parties, the Company could be adversely affected if such parties fail to perform as anticipated by the Company. In addition, there can be no assurance that parties with whom the Company has established collaborative relationships will not pursue alternative technologies or develop alternative products in addition to or in lieu of the Company's products either on their own or in collaboration with others, including the Company's competitors. The Company's financial condition or results of operations may also be affected by the success of its collaborators in marketing any successfully developed products.

LONG SALES CYCLE

        The sales of the Company's security products generally involve significant education of and commitment of capital by prospective customers, with the attendant delays frequently associated with large capital expenditures and lengthy procurement procedures. For these and other reasons, the sales cycle associated with the sales of the Company's security products is typically long and subject to a number of significant risks over which the Company has little or no control and, as a result, the Company may expend significant resources pursuing potential sales that will not be consummated.

RISKS OF DOING BUSINESS WITH THE U.S. GOVERNMENT

        Historically, the Company has derived substantially all of its revenue from contracts with and product sales to departments and agencies of the U.S. government and government contractors. Due to the relative size of the Company's government contract revenue stream, the Company expects to continue to rely on existing and future research and development contracts with agencies of the U.S. government and product sales to such agencies for a substantial majority of the Company's revenues in the immediate future. Because no government agency has an obligation to award contracts to or to purchase products from the Company in the future, the Company believes that future government contracts and orders for its Secure Network Server products will in part be dependent upon the continued favorable reaction of government agencies to the development capabilities of the Company and the reliability of the Company's products. The Company's Secure Network Server development contract with the NSA, which accounts for a majority of the Company's current government contract business, is scheduled to expire in late 1997. There can be no assurance that the Company will be able to procure an extension of this contract or additional contracts of a similar magnitude. The NSA contract permits the NSA to award a fee as low as 2% of the Company's costs of development, and is subject to cancellation for the convenience of the agency. Although the Company has been awarded more than 2% and there have been no terminations of the Company's government contracts in the past, there can be no assurance that minimum fee awards or cancellations will not occur in the future. Reductions or delays in federal funds available for projects the Company is performing or to purchase the Company's products could also have an adverse impact on the Company's government business. Contracts involving the U.S. government are also subject to the risks of disallowance of costs upon audit, changes in government procurement policies, the necessity to participate in competitive bidding and, with respect to contracts involving prime contractors or government-designated subcontractors, the inability of such parties to perform under their contracts. The Company is also exposed to the risk of increased or unexpected costs, causing losses or reduced profits, under government and certain third party fixed-price contracts. Any of the foregoing events would have a material adverse impact on the Company's business, financial condition and results of operations.

INTERNATIONAL SALES RISKS

        The Company sells its products outside of North America. International sales and operations may be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, political instability, trade restrictions, changes in tariffs, difficulties in staffing and managing international operations, potential insolvency of international dealers, longer receivables collection periods and difficulty in collecting accounts receivable. Currency fluctuations also may make the Company's products less competitive in foreign markets and contribute to fluctuations in the Company's operating results. In addition, the laws of certain countries will not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. There can be no assurance that these factors will not have an adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON CONTRACT MANUFACTURERS

        The Company relies on manufacturing subcontractors to manufacture its computers and other major components used in its products. The Company's strategy to rely on subcontractors for major subassemblies involves a number of significant risks, including the loss of control over the manufacturing process, the potential absence of adequate capacity, the unavailability of or interruptions in access to certain process technologies and reduced control over delivery schedules, manufacturing yields, quality and costs. In the event that any significant subcontractor were to become unable or unwilling to continue to manufacture these subassemblies in required volumes, the Company would have to identify and qualify acceptable replacements. The process of qualifying manufacturing subcontractors could be lengthy and no assurance can be given that any additional sources would be available to the Company on a timely basis. Any extended interruption in the future supply of or increase in the cost of the subassemblies manufactured by third party subcontractors could materially and adversely affect the Company's business, operating results and financial condition.

DEPENDENCE ON SINGLE SOURCE SUPPLIERS

        The Company and its manufacturing subcontractors are dependent upon single or limited source suppliers for its computers and a number of other components and parts used in the Company's products. There can be no assurance that these subcontractors and suppliers will continue to be able to meet the Company's requirements for these components or that the price of these components will not increase. The Company's subcontractors generally purchase these single or limited source components pursuant to purchase orders and have no guaranteed supply arrangements with such suppliers. In addition, the availability of many of these components to the Company's subcontractors is dependent in part on the Company's ability to provide its subcontractors, and in turn their ability to provide their suppliers, with accurate forecasts of their future requirements. The process of qualifying suppliers could be lengthy and no assurance can be given that any additional sources would be available to the Company on a timely basis. Any extended interruption or reduction in the future supply of any key components currently obtained from a single or limited source could have a significant adverse effect on the Company's business, operating results and financial condition in any given period.

CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS

        The commercial network security industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in customer requirements and preferences. The introduction of new commercial technologies or a significant advance in techniques for gaining unauthorized network access could render the Company's existing products obsolete or unmarketable. The development cycle for products utilizing new technologies may be significantly longer than the Company's current development cycle for products on existing operating systems, microprocessors and formats and may require the Company to invest resources in products that may not become profitable. There can be no assurance that the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences or that the Company will be successful in developing and marketing products for any future technology. Failure to develop and introduce new products and product enhancements in a timely fashion could result in significant product returns and inventory obsolescence and could have a material adverse effect on the Company's business, financial condition and results of operations.

RISK OF ERRORS OR FAILURES

        Products as complex as those offered by the Company may contain undetected errors when first introduced or when new versions are released. The Company has in the past discovered software errors in certain of its product offerings after their introduction and has experienced delays or lost revenues during the period required to correct these errors. In particular, the personal computer hardware environment is characterized by a wide variety of non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming. Furthermore, there can be no assurance that, despite testing by the Company, errors will not be found in new products or releases after commencement of commercial shipments by the Company. Computer break-ins and other disruptions, if caused by errors or failures in the Company's products, would jeopardize the security of information stored in and transmitted through computer networks and could result in product recalls, liability under the Company's warranties or otherwise or in loss of or delay in market acceptance of the Company's products. Alleviating such problems could require significant expenditures of capital and resources by the Company and could cause interruptions, delays or cessation of service to the Company's customers. The consequences of errors or failures in the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations. The Company attempts to limit its liability to customers, including liability arising from a failure of the security features contained in the Company's products, through contractual limitations of warranties and remedies. However, some courts have held similar contractual limitations of liability, or the "shrinkwrap licenses" in which they are often embodied, to be unenforceable. Accordingly, there can be no assurance that such limitations will be enforced. The Company currently does not have product liability insurance to protect against these risks and there can be no assurance that such insurance will be available to the Company on commercially reasonable terms or at all.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS; RISK OF LITIGATION

        The Company relies on patent, trademark, copyright and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights. The Company holds patents and has pending patent applications which cover certain aspects of its technology. There can be no assurance that any pending or future patent applications will be granted or that any current or future patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. There can also be no assurance that the Company's trade secrets or non-disclosure agreements will provide meaningful protection of the Company's proprietary information. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology will not infringe upon patents or other rights owned by others. Under its contracts with the Company, the U.S. government has the right to disclose certain technology developed with government funding to competitors of the Company as part of the establishment by the U.S. government of second-source manufacturing arrangements or competitive bidding. The Company's inability to maintain a competitive advantage based on proprietary rights would have a material adverse effect on the Company's business, financial condition and results of operations.

        As the number of network security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Although the Company is not currently the subject of any intellectual property litigation, there has been substantial litigation regarding patent, copyright, trademark and other intellectual property rights involving computer software companies. Further, the Company is subject to additional risk when it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management s attention which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition and results of operations.

NEED FOR FUTURE FINANCING

        Based upon the Company's anticipated working capital requirements, the Company anticipates that its existing capital resources, will be adequate to satisfy its capital requirements through 1997. The Company's future capital requirements, however, will depend on many factors, including its ability to successfully market and sell its commercial products, the availability of funding for its research through U.S. government and third party contracts and through strategic joint ventures, competing technological and market developments and the cost of manufacturing activities. To date, the Company has relied on significant funding for research and development through U.S. government contracts, sales of equity securities and borrowings. There can be no assurance that adequate funds will be available to the Company in the future, or that such funds can be obtained on favorable terms. To the extent that cash generated by operations is insufficient to satisfy the Company's capital requirements, the Company may sell additional equity or debt securities or obtain additional credit facilities. Any equity or debt financings, if available at all, may be on terms which are not favorable to the Company and, in the case of equity or convertible debt financings, could result in dilution to the Company's then existing stockholders, including purchasers in this offering. If adequate funds are not available, the Company may be required to curtail its activities, including marketing and sales plans, significantly.

MANAGEMENT OF GROWTH

        The Company is currently experiencing a period of rapid growth that has placed, and could continue to place, a significant strain on the Company's financial, management and other resources. The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. If the Company's executives are unable to manage growth effectively, the Company's business, financial condition and results of operations could be adversely affected. In the normal course of its business, the Company evaluates potential acquisitions of businesses, products and technologies that could complement or expand the Company's network security business. In the event the Company were to identify an appropriate acquisition candidate, there is no assurance that the Company would be able to successfully negotiate the terms of any such acquisition, finance such acquisition and integrate such acquired business, products or technologies into the Company's existing business and operations. Furthermore, the integration of an acquired business could cause a diversion of management time and resources. There can be no assurance that a given acquisition, when consummated, would not materially adversely affect the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

         The Company's success depends in large part on its ability to attract and retain highly qualified scientific, technical, management and marketing personnel. The loss of the services of the Company's Chief Executive Officer or other key employees of the Company could have a material adverse effect on the Company. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain all personnel necessary for the development and operation of its business. The loss of the services of key personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

CONCENTRATION OF SHARE OWNERSHIP

        Directors and officers of the Company, together with entities affiliated with them, own 45% of the Company's outstanding Common Stock in the aggregate on a fully-diluted basis. Accordingly, these shareholders will continue to exert significant influence over the outcome of most corporate actions requiring stockholders approval, including the election of directors and the approval of transactions involving a change in control of the Company.

PREFERRED STOCK; ANTITAKEOVER PROVISIONS

        The Company's Board of Directors has the authority to issue shares of preferred stock and to determine the designations, preferences and rights and the qualifications and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company is subject to the antitakeover provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Also, the directors of the Company are divided into three classes with staggered terms of office. The Certificate of Incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Furthermore, the Company's By-Laws provide that special meetings of stockholders may be called only by the chief executive officer of the Company and upon written request of a majority of the Board of Directors or, in certain circumstances, by the Board of Directors or a committee of the Board of Directors. These provisions and certain other provisions of the Company's Certificate of Incorporation and By-Laws may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest, which could adversely affect the market price of the Company's Common Stock.

VOLATILITY OF STOCK PRICE

        The market price of the Company's Common Stock has been, and could be in the future, subject to significant fluctuations in response to variations in quarterly operating results and other factors, such as announcements of new products by the Company or its competitors and changes in financial estimates by securities analysts or other events. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many technology companies and that has often been unrelated and disproportionate to the operating performance of such companies. Broad market fluctuations, as well as economic conditions generally and in the software industry specifically, may adversely affect the market price of the Company's Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

        Sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the market price of the Common Stock. Holders of approximately 4,530,546 shares of Common Stock are entitled to certain registration rights with respect to such shares. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales could have a material adverse effect on the market price for the Company's Common Stock.


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


                  The Company's Common Stock has been traded in the over-the-counter market and quoted on the Nasdaq Stock Market under the symbol SCUR since the Company's initial public offering on November 17, 1995. The following table sets forth, for the fiscal quarters indicated, the high and low last sale prices for the Common Stock as reported by the Nasdaq Stock Market.

                                                              HIGH         LOW
                                                              ----         ---
FISCAL YEAR ENDED DECEMBER 31, 1995:
     Fourth Quarter (from November 17, 1995)..............   $60.50       $47.25

FISCAL YEAR ENDED DECEMBER 31, 1996:
     First Quarter........................................   $52.00       $21.00
     Second Quarter.......................................    35.25        20.50
     Third Quarter........................................    25.25         9.50
     Fourth Quarter.......................................    12.50         8.13

FISCAL YEAR ENDED DECEMBER 31, 1997
     First Quarter........................................    $8.88      $  5.00

     Second Quarter (through April 29, 1997)..............    $7.00      $  5.00

                  On April 29, 1997, the last sale price for the Common Stock as reported by the Nasdaq Stock Market was $7.00 per share.

                  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any earnings for use in its business and therefore does not anticipate paying any cash dividends in the foreseeable future.


                              SELLING STOCKHOLDERS

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 23, 1997 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder At the close of business on April 23, 1997 there were 15,427,620 shares of Common Stock issued and outstanding, which number includes
(i) 3,367,120 Exchangeable Shares that have the same voting and other rights as the Common Stock and are immediately exchangeable for shares of Common Stock and
(ii) securities that are immediately convertible into 10,908 Exchangeable
Shares.

                                        SHARES OWNED
                                          PRIOR TO                                SHARES OWNED
                                          OFFERING       SHARES OFFERED          AFTER OFFERING
                                        ------------     --------------     ------------------------

                   NAME                    NUMBER            NUMBER           NUMBER         PERCENT
                   ----                    ------            ------           ------         -------
1158585 Ontario Inc. (1)                 1,440,000           144,000         1,296,000         8.4%
    c/o Glenn Mackintosh and
           Steven Lamb
    Secure Computing Corporation
    100 University Avenue, #700
    Toronto, Ontario
    CANADA  M5J 1V6

Computer Solutions Group (1)             1,544,513(2)          4,727         1,538,795        10.0%
    c/o Glenn Mackintosh and
           Steven Lamb
    Secure Computing Corporation
    100 University Avenue, #700
    Toronto, Ontario
    CANADA  M5J 1V6

----------------------

1 Both 1158585 Ontario Inc. and Computer Solutions Group are controlled by Glenn G. Mackintosh and Steven Lamb. Mr. Mackintosh has been Vice President and General Manager of the Firewall Division of the Company and a director since August 1996. He has resigned as Vice President and General Manager of the Firewall Division effective April 30, 1997. Mr. Lamb was an employee of the Company from August 29, 1996 to October 31, 1996. Mr. Mackintosh and Mr. Lamb co-founded Border in January 1994 where each was an executive officer until the merger of the Company and Border in August 1996. Mr. Mackintosh and Mr. Lamb each own 50% of Computer Solutions Group which in turn holds over 90% of the capital stock of 1158585 Ontario Inc. The remainder of 1158585 Ontario Inc. is held by Mr. Mackintosh, Mr. Lamb and Mackintosh and Lamb family trusts.

2 Includes 991 shares of Common Stock purchased by Mr. Mackintosh for his own account through the Company's Employee Stock Purchase Plan and 56,250 shares of Common Stock covered by options issued to Mr. Mackintosh which are exercisable within 60 days of the record date, but excludes 60,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of 20 consecutive business days, the vesting date of which is unascertainable.


                              PLAN OF DISTRIBUTION

                  The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.


                                     EXPERTS

                  The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements of Enigma for the years ended December 31, 1994 and 1995 have been audited by Price Waterhouse LLP, San Jose, independent accountants, as set forth in their report thereon included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference. The financial statements of Border for the year ended December 31, 1995 have been audited by Price Waterhouse, Toronto, independent accountants, as set forth in their report thereon included and incorporated herein by reference. The financial statements of Border for the year ended December 31, 1994 have been audited by McClurkin Ahier & Company, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. All such consolidated financial statements and schedule are incorporated herein by reference in reliance upon the authority of such firms as experts in auditing and accounting.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.

                  SEC registration fee.................................  $   304
                  Legal fees and expenses..............................   13,000
                  Accounting fees and expenses.........................    2,500
                  Blue Sky fees and expenses...........................    1,000
                  Printing expenses....................................      500
                  Transfer agent fees and expenses.....................      200
                  Miscellaneous........................................      496
                                Total                                    $18,000


         Except for the SEC registration fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his services as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses'), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnify for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's of officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any bylaw, agreement or otherwise.

         Article V of the By-Laws of the Registrant provide for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

         The Registrant maintains a policy of directors and officers liability insurance that reimburses the Registrant for expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where Registrant is unable to do so.

         The Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      EXHIBITS

 Exhibit                       Description
 -------                       -----------

    5.1    Opinion and Consent of Faegre & Benson LLP.
   23.1    Consent of Ernst & Young LLP.
   23.2    Consent of Price Waterhouse, Chartered Accountants, Toronto, Canada.
   23.3    Consent of Price Waterhouse LLP, San Jose, California.
   23.4    Consent of McClurkin Ahier & Company, Chartered Accountants.
   23.5 Consent of Faegre & Benson LLP (to be included in Exhibit No. 5.1 to the Registration Statement).
   24.1    Powers of Attorney.


ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:


         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 30, 1997.

                                    SECURE COMPUTING CORPORATION

                                    By  /s/  Jeffrey H. Waxman
                                        ---------------------------------------
                                        Jeffrey H. Waxman
                                        Chairman of the Board and Chief
                                        Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 30, 1997.

Signature                                             Title
---------                                             -----

/s/  Jeffrey H. Waxman                Chairman of the Board and Chief Executive
---------------------------------      Officer
Jeffrey H. Waxman                     (Principal Executive Officer)

/s/  Timothy P. McGurran              Chief Financial Officer and Vice President
---------------------------------     of Operations
Timothy P. McGurran                   (Principal Financial and Accounting
                                      Officer)

*                                     Director
---------------------------------
Stephen M. Puricelli

*                                     Director
---------------------------------
Dennis J. Shaughnessy

*                                     Director
---------------------------------
Timothy H. Hanson

*                                     Director
---------------------------------
Glenn G. Mackintosh

*                                     Director
---------------------------------
Robert Forbes

*                                     Director
---------------------------------
Eric P. Rundquist

*                                     Director
---------------------------------
Robert J. Frankenberg


* Jeffrey H. Waxman, by signing his name hereto, does hereby sign this document on behalf of himself and each of the other above-named directors of the registrant pursuant to power of attorney duly executed by such person.

                                        /s/  Jeffrey H. Waxman
                                        ---------------------------------------
                                        Jeffrey H. Waxman, Attorney-in-Fact



                                  EXHIBIT INDEX

 Exhibit                       Description                                                 Page
 -------                       -----------                                                 ----
    5.1    Opinion and Consent of Faegre & Benson LLP.                              Filed Electronically
   23.1    Consent of Ernst & Young LLP.                                            Filed Electronically
   23.2    Consent of Price Waterhouse, Chartered Accountants, Toronto, Canada.     Filed Electronically
   23.3    Consent of Price Waterhouse LLP, San Jose, California.                   Filed Electronically
   23.4    Consent of McClurkin Ahier & Company, Chartered Accountants.             Filed Electronically
   23.5    Consent of Faegre & Benson LLP (to be included in Exhibit No. 5.1 to     Filed Electronically
           the Registration Statement).
   24.1    Powers of Attorney.                                                      Filed Electronically
